POWER OF ATTORNEY

                  To Sign and File Reports under Section 16(a)
                    of the Securities Exchange Act of 1934,
                  under Rule 144 or any other Filings Required
                       Under the Federal Securities Laws
            With Respect to Securities of Federated Closed-End Funds

            Know all by these presents, that the undersigned hereby
constitutes and appoints     Kary A. Moore, John D. Johnson, Joseph M. Huber
or Nelson W. Winter, or any of them, the undersigned's true and lawful attorneys-in-fact to:
            (1) execute for and on behalf of the undersigned Forms 3, 4 and 5, in the undersigned's capacity as a trustee, executive officer, portfolio manager or trader of Federated Premier Intermediate Municipal Income Fund and Federated Premier Municipal Income Fund (the "Funds"), and/or director or executive officer of the Funds' investment adviser, in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
            (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
            (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
            The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor are the Funds or ReedSmith assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.
            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Funds, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
            IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be as of this 6th day of January, 2006.


                                    Executed
                                    /s/ Richard A. Novak
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                                    Signature

                                    Richard A. Novak
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